Exhibit 23


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, into the Company's previously filed Registration
Statements: (1) Registration Statement File No. 33-40472 on Form S-8 of the 1986 Stock Option Plan, the 1985 Stock Incentive Plan, the 1985 Key Employee Incentive Stock Option Plan and the Individual Written Compensation Plan dated
May 10, 1991, (2) Registration Statement File No. 33-44864 on Form S-8 of the 1986 Restated and Amended Stock Option Plan and Directors' Stock Option Plan dated January 8, 1992,
(3) Registration Statement on Form S-8 of the 1992 Employee Stock Purchase Plan dated June 16, 1992, (4) Registration Statement File No. 33-86548 on Form S-3 dated November 21, 1994, (5) Registration Statement File No. 33-65463 on
Form S-3 dated December 28, 1995, as amended on February 9, 1996, (6) Registration Statement File No. 333-28565 on
Form S-8 of the 1997 Non-Officer Employee Stock Option Plan dated June 5, 1997, as amended on October 29, 1997, and
(7) Registration Statement File No. 333-62523 on Form S-8 of the 1997 Equity Participation Plan dated August 31, 1998.


                                        ARTHUR ANDERSEN LLP


Portland, Oregon,
  June 21, 1999